UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  January 9, 2009

ZVUE Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on January 2, 2009 ZVUE Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that, among other things, the NASDAQ’s Staff had determined to delist the Company’s securities from the NASDAQ and that, unless the Company requests an appeal of this determination on or before January 9, 2009, trading of the Company’s securities will be suspended at the opening of business on January 13, 2009.

On January 9, 2009 the Company appealed the NASDAQ Listing Qualification Staff determination to delist the Company’s securities to the Nasdaq Listing Qualifications Panel.  On January 12, 2009 the Company received notice from NASDAQ that a hearing on the delisting matter will be held on February 12, 2009 and that the delisting action has been stayed pending a final written decision by the Nasdaq Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE Corporation

Date: January 15, 2009	By:	/s/ Ulysses Curry
Name: Ulysses Curry
Title: Chairman and Interim Chief Executive Officer